UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 12, 2008

Alternative Construction Technologies, Inc.
(Exact name of registrant as specified in its charter)

333-128191	Florida	20-1776133
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2910 Bush Drive. Melbourne, Florida	32935
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-8813
Registrant’s telephone number, including area code

 (Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e- 4(c))

ITEM 5.02 DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 12, 2008, the Company announced the appointment of two directors, Thomas Dawe and Carlton M. Johnson. These directors were appointed in connection with the recent financing with Bridgepointe Master Fund, Ltd. and CAMOFI Master LDC (the “Lenders”). In connection with that financing, the Lenders retained the right to recommend two nominees to the Company’s Board of Directors. The Lenders recommended Mssrs Dawe and Johnson to these positions and the Company’s Board of Directors approved their appointment. The Company and its Board of Directors also agreed to use their best efforts to obtain shareholder ratification of the appointment of the new directors at the next shareholder meeting. After any and all amounts due and owing under all of the Notes issued in connection with the financing have been repaid in full or after the Maturity Date, whichever is later, the Company agreed to allow these directors to rotate off of the Company’s Board of Directors after they serve out the remainder of their terms (but the directors are not required to resign). The Company also agreed to execute Conflict Waiver and Acknowledgements that the directors, shall be subject to a “Chinese Wall”, meaning that inside nonpublic information that the directors shall possess will not be imputed in any way whatsoever to the Lenders.

Mr. Dawe has, since September 2006, been a Senior Investment Officer of Roswell Capital Partnetrs, LLC (“Roswell”), Alpharetta, GA, responsible for negotiating, analyzing, structuring and closing private placement transactions for micro-cap public companies seeking growth capital. From July 2001 to September 2006, he was a Senior Vice President - Institutional Equity for Prudential Equity Group, responsible for working with the Chief Investment Officers of 62 large to mid-sized institutional clients to develop investment strategies for the public equity markets. Mr. Dawe graduated from the University of Virginia in 1981 with a Bachelor of Arts degree and, in 1984, from the University of Virginia’s Darden School of Business with an MBA.

Mr. Johnson has been In-House Legal Counsel since joining Roswell in April of 1996. His responsibilities include general corporate, securities law, business litigation, and corporate governance. Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997.  Mr. Johnson earned a degree in History/Political Science at Auburn University in 1982 and Juris Doctorate at Samford University - Cumberland School of Law in 1986.  He has served on the Board of Directors for Peregrine Pharmaceuticals Inc., an emerging biotech company, since 1999 where he is the Chair of their Audit Committee. Since 2001, Mr. Johnson has also served on the Board of Directors of Patriot Scientific, Inc. an intellectual property holding and licensing company. He is Chair of the Compensation Committee and serves on the Audit Committee, as well as the Executive Committee

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

Date: June 12, 2008	By:	/s/ Michael Hawkins
Michael Hawkins
Chief Executive Officer